                           SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                Legg Mason, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1) Amount Previously Paid:

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

                              [LEGG MASON LOGO]

                               Legg Mason Tower
                               100 Light Street
                           Baltimore, Maryland 21202

                                                                  June 17, 1999

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders which will be held at The Center Club, 100 Light Street, 16th Floor, Baltimore, Maryland at 10:00 a.m. on Tuesday, July 27, 1999. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

  Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

  I hope that you will attend the meeting and look forward to seeing you there.

                                          Sincerely,

                                          /s/ Raymond A. Mason

                                          RAYMOND A. MASON
                                          Chairman of the Board, Chief
                                          Executive  Officer and President

                               LEGG MASON, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            Tuesday, July 27, 1999

                               ----------------

To the Stockholders of
  LEGG MASON, INC.:

  The Annual Meeting of Stockholders of Legg Mason, Inc., a Maryland corporation, will be held at The Center Club, 100 Light Street, 16th Floor, Baltimore, Maryland, on Tuesday, July 27, 1999, at 10:00 a.m. to consider and vote upon:

    (1) The election of six directors for the three-year term ending in 2002;

    (2) Amendment of the Legg Mason, Inc. 1996 Equity Incentive Plan; and

    (3) Any other matter that may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on May 18, 1999 as the date for determining stockholders of record entitled to notice of and to vote at the Annual Meeting.

  Your attention is directed to the accompanying Proxy Statement and 1999 Annual Report to Stockholders.

                                          By order of the Board of Directors

                                          /s/ Charles A. Bacigalupo

                                          CHARLES A. BACIGALUPO
                                          Secretary

June 17, 1999

                               LEGG MASON, INC.
                               100 Light Street
                           Baltimore, Maryland 21202

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                            Tuesday, July 27, 1999

                             ---------------------

  The enclosed proxy is solicited by the Board of Directors of Legg Mason, Inc. (the "Company") and is revocable at any time prior to its exercise. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by the Company's officers, directors and employees personally or by telephone or any other means of communication, and the Company may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. This proxy material is being sent to stockholders on or about June 17, 1999.

  Stockholders of record at the close of business on May 18, 1999 are entitled to notice of and to vote at the meeting. As of the close of business on that date, there were outstanding and entitled to vote 56,507,106 shares of Common Stock, $.10 par value ("Common Stock"), each of which is entitled to one vote. See "Security Ownership of Management and Principal Stockholders" for information regarding ownership of Common Stock.

  Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the meeting, with a quorum present. For purposes of the election of directors, abstentions and broker non-votes do not affect the plurality vote. The affirmative vote of a majority of the votes cast on the proposal is required for approval of the amendment of the Legg Mason, Inc. 1996 Equity Incentive Plan, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on this amendment, abstentions and broker non-votes will have the effect of a vote against the proposal unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event abstentions and broker non-votes will not have any effect on the result of the vote.

                             ELECTION OF DIRECTORS

  The Company's Board of Directors is divided into three classes. Each year one class is elected to serve for a term of three years. The stockholders will vote at this Annual Meeting for the election of six directors for the three-year term expiring at the Annual Meeting of Stockholders in 2002. All nominees presently serve as directors.

  The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. In the event any nominee is unable to serve, the persons named in the proxy will vote for such substitute nominee as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

Nominees for Director for the Term Expiring in 2002

  Raymond A. Mason, age 62, has served as Chairman of the Board, Chief Executive Officer and President of the Company since its formation in 1981. He has served as Chairman and Chief Executive Officer of Legg Mason Wood Walker, Incorporated ("LMWW"), the Company's principal subsidiary, since 1975, and was its President from 1970 to November 1985. Mr. Mason is Chairman of the Board of the Legg Mason Value Trust, Inc., the Legg Mason Total Return Trust, Inc. and the Legg Mason Special Investment Trust, Inc.

  James W. Brinkley, age 62, has been a director of the Company since its formation in 1981 and has served as a Senior Executive Vice President of the Company since December 1983. In November 1985, he became President of LMWW and in February 1998, he also became the Chief Operating Officer of LMWW. He is Chairman-elect of the Securities Industry Association.

  Nicholas J. St. George, age 60, has been a director of the Company since July 1983. He has been the Chief Executive Officer of Oakwood Homes Corporation, a manufacturer and retailer of manufactured homes, since 1979, its Chairman since 1996 and was its President from 1979 to 1998. Mr. St. George is a director of Oakwood Homes Corporation, American Bankers Insurance Group, Inc. and Carey International, Inc.

  Richard J. Himelfarb, age 57, has served as a director of the Company since November 1983. He has been a Senior Executive Vice President of the Company and LMWW since July 1995 and was an Executive Vice President of those companies from November 1983 to July 1995. He is responsible for supervising corporate and real estate finance activities of LMWW and other subsidiaries of the Company.

  Roger W. Schipke, age 62, has been a director of the Company since January 1991. He is engaged in private investment activities. From August 1993 through May 1996, he was Chairman of the Board and Chief Executive Officer of Sunbeam Corporation, a manufacturer of consumer products. Mr. Schipke is a director of Brunswick Corporation, Oakwood Homes Corporation and the Rouse Company.

  Edward I. O'Brien, age 70, has been a director of the Company since February 1993. He is engaged in private investment activities. He serves in an advisory capacity to certain entities in the securities business, having served as a consultant to the Securities Industry Association from December 1992 to November 1993, and as its President from 1974 to December 1992. Mr. O'Brien is a director of a number of mutual funds in the Neuberger & Berman mutual fund complex.

Directors Continuing in Office

                   Directors whose terms will expire in 2000

  Charles A. Bacigalupo, age 65, has been a director and the Secretary of the Company since its formation in 1981 and has served as a Senior Vice President of the Company since May 1982.

  Harry M. Ford, Jr., age 66, has been a director of the Company since its formation in 1981 and has served as a Senior Vice President of the Company since May 1982. Mr. Ford's principal occupation is as a Financial Advisor with LMWW.

  Margaret Deb. Tutwiler, age 48, has been a director of the Company since July 1995. Since May 1997, she has served as Senior Vice President for Communications and Public Affairs for the

Cellular Telecommunications Industry Association. From May 1993 until May 1997, she was engaged in the public relations and strategic communications business through firms of which she was the sole or a principal owner.

  James E. Ukrop, age 61, has been a director of the Company since January 1985. Since 1975, he has been the principal executive officer of Ukrop Super Markets, Inc., which operates a chain of supermarkets in Virginia. Mr. Ukrop is a director of Owens & Minor, Inc., Vice Chairman of Richfood Holdings, Inc. and Chairman of First Market Bank.

  John E. Koerner, III, age 56, has been a director of the Company since October 1990. He has been the President of Koerner Capital Corporation, a private investment corporation, since August 1995. From 1976 until August 1995 he was President of Barq's, Inc., a soft drink producer and distributor.

  Peter F. O'Malley, age 60, has been a director of the Company since April 1992. He has been Of Counsel to the law firm of O'Malley, Miles, Nylen & Gilmore, P.A. and its predecessor, O'Malley & Miles, since 1989. Mr. O'Malley currently serves as the President of Aberdeen Creek Corp., a privately-held company engaged in investment, business consulting and development activities, and is a director of Potomac Electric Power Company and Forensic Technologies International Corp.

                   Directors whose terms will expire in 2001

  Edmund J. Cashman, Jr., age 62, has been a director of the Company since its formation in 1981 and has served as a Senior Executive Vice President of the Company and LMWW since December 1983. He is responsible for supervising LMWW's syndicate, fixed-income securities, public finance and institutional sales activities. Mr. Cashman is also a director or trustee of five funds within the Legg Mason mutual funds complex; a Trustee of Bartlett Capital Trust; and a director of EA Engineering, Science, and Technology, Inc.

  William Wirth, age 68, has been a director of the Company since July 1995. From 1977 to 1994, Dr. Wirth served as a member of the Credit Suisse Executive Board with responsibility for various areas of asset management, institutional investment counseling, mutual funds, economic research and financial analysis. He continues to occupy positions in several entities within the CS Holding Group, an international financial organization, including Chairman of the Board of Bank Hofmann AG, Zurich. He is also a Vice Chairman of Deutsche Bank (Switzerland) AG, Geneva.

  Harold L. Adams, age 60, has been a director of the Company since January 1988. He has been the Chairman of RTKL Associates, Inc., an international architecture, engineering and planning firm, since 1987 and the President of the firm since 1969.

  W. Curtis Livingston, age 55, has been a director of the Company since 1989 and has served as Chairman of Western Asset Management Company since October 1995. He served as the President and Chief Executive Officer of Western Asset Management Company from October 1983 until March 1999. Western Asset Management Company is a wholly-owned investment advisory subsidiary of the Company. Mr. Livingston is a director of Western Asset Trust, Inc. and President and a director of LM Institutional Fund Advisors I, Inc.

Committees of the Board -- Board Meetings

  The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee.

  The Audit Committee, which consists of Messrs. St. George (Chairman), O'Brien and Schipke, is primarily concerned with the effectiveness of the audits of the Company by the Company's independent auditors. Its duties include: recommending the selection of independent auditors; reviewing the scope of the audits conducted by them, as well as the results of their audits; meeting with the Company's internal auditors; and reviewing the organization and scope of the Company's internal system of accounting and financial controls.

  The Compensation Committee, which consists of Messrs. Koerner (Chairman) and Ukrop and Ms. Tutwiler, is responsible for recommending and approving the compensation of the senior executive officers of the Company. The Compensation Committee also serves as the administrative committee of certain of the Company's employee benefit plans.

  During the fiscal year ended March 31, 1999, the Board of Directors met four times, the Audit Committee met four times, and the Compensation Committee met seven times. Each director attended 75% or more of the aggregate number of meetings of the Board and all committees of the Board on which the director served except Mr. St. George, who attended 63% of the aggregate number of meetings of the Board of Directors and the Audit Committee and Mr. Ukrop, who attended 55% of the aggregate number of meetings of the Board of Directors and Compensation Committee.

Compensation of Directors

  Directors who are not employees of the Company receive an annual retainer of $15,000, a fee of $2,000 for each Board meeting attended, and reimbursement of expenses for attendance at meetings. Committee members also receive an annual retainer of $1,000 ($2,000 for the committee chair) for service in that capacity.

  Under the terms of the Legg Mason, Inc. Stock Option Plan for Non-Employee Directors, which covers an aggregate of up to 1,100,000 shares of Common Stock, each non-employee director is granted, on the date he or she is first elected as a director, an option to purchase 6,000 shares of Common Stock, and, on the date of each subsequent Annual Meeting of Stockholders, an option to purchase an additional 6,000 shares. All options have an exercise price equal to the fair market value of the Common Stock on the date of grant. The options are exercisable immediately upon the date of grant and have a ten-year term, subject to earlier termination in the event the optionee ceases to be a director of the Company. During the fiscal year ended March 31, 1999, each of the non-employee directors received an option to purchase 6,000 shares of Common Stock.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

  The following table sets forth information regarding the ownership of Common Stock of the Company as of May 18, 1999 by each director, each executive officer named in the Summary Compensation Table, all executive officers and directors as a group, and each person who, to the best of the Company's knowledge, beneficially owned more than five percent of the Company's outstanding Common Stock.

                                                     COMMON        PERCENT OF
                                                     STOCK         OUTSTANDING
                                                  BENEFICIALLY       COMMON
                  NAME OF OWNER                     OWNED(1)(2)      STOCK(2)
                  -------------                   ------------     -----------
The Equitable Companies Incorporated.............    7,172,282(3)     12.69
Wellington Management Company, LLP...............    3,743,800(4)     6.63
Raymond A. Mason.................................    1,602,846(5)     2.83
James W. Brinkley................................      728,489(6)     1.29
Edmund J. Cashman, Jr............................      441,956          *
Richard J. Himelfarb.............................      311,219          *
Charles A. Bacigalupo............................      232,136(7)       *
Harry M. Ford, Jr................................      177,337          *
Edward A. Taber III..............................      121,259          *
James E. Ukrop...................................      113,594          *
Robert A. Frank..................................       93,827(8)       *
W. Curtis Livingston.............................       75,294(9)       *
John E. Koerner, III.............................       63,390(10)      *
Harold L. Adams..................................       57,848          *
Peter F. O'Malley................................       57,324          *
Roger W. Schipke.................................       52,460(11)      *
Edward I. O'Brien................................       42,260          *
Nicholas J. St. George...........................       40,664          *
Margaret DeB. Tutwiler...........................       21,996          *
William Wirth....................................       19,186          *
All executive officers and directors as a group
 (25 persons)....................................    4,552,151        7.90

--------
* Less than 1%.

 (1) Except as otherwise indicated and except for shares held by members of an individual's family or in trust, all shares are held with sole dispositive and voting power.

 (2) Includes the following number of shares subject to options exercisable within 60 days from May 18, 1999: Mr. Mason--162,993; Mr. Brinkley-- 108,337; Mr. Cashman--41,993; Mr. Himelfarb--64,722; Mr. Bacigalupo-- 51,194; Mr. Ford--49,179; Mr. Taber--103,593; Mr. Ukrop--47,322; Mr.
      Frank--46,664; Mr. Livingston--40,207; Mr. Koerner--47,324; Mr. Adams-- 47,322; Mr. O'Malley--43,992; Mr. Schipke--28,662; Mr. O'Brien--40,660;
      Mr. St. George--11,332; Ms. Tutwiler--21,996; Mr. Wirth--16,664; and all executive officers and directors as a group--1,131,035. For purposes of determining the percentage of outstanding stock, such options are assumed to have been exercised. Does not include shares represented by vested beneficial interests in the Legg Mason Profit Sharing Plan and Trust.

 (3) Represents shares held by the following four subsidiaries of The Equitable Companies Incorporated ("The Equitable"), 1290 Avenue of the Americas, New York, New York 10104: Alliance Capital Management L.P. holds 4,657,116 shares for investment purposes on behalf of client discretionary investment advisory accounts; The Equitable Life Assurance Society of the United States holds 2,510,700 shares for investment purposes; Wood, Struthers & Winthrop Management Corporation holds 4,266 shares for investment purposes on behalf of client discretionary investment advisory accounts; and Donaldson, Lufkin & Jenrette Securities Corporation holds 200 shares for investment purposes. 7,167,816 of these shares are held with sole dispositive power, 200 shares are held with shared dispositive power, 3,908,956 shares are held with sole voting power and 2,983,800 shares are held with shared voting power. The number of shares in the preceding information is based upon a Schedule 13G report filed by The Equitable reporting ownership as of December 31, 1998. The percentages are based on the Company's outstanding shares as of May 18, 1999.

 (4) Represents shares held by Wellington Management Company, LLP ("WMC"), 75 State Street, Boston, Massachusetts 02109, in its capacity as investment advisor with shared dispositive power. 2,558,068 of these shares are held with shared voting power. The number of shares in the preceding information is based upon a Schedule 13G report filed by WMC reporting ownership as of December 31, 1998. The percentages are based on the Company's outstanding shares as of May 18, 1999.

 (5) Does not include 12,600 shares owned by Mr. Mason's wife, as to which Mr. Mason disclaims beneficial ownership. Includes 80,000 shares of restricted stock as to which Mr. Mason has voting power, but which are subject to transfer restrictions.

 (6) Includes 5,332 shares owned by a charitable foundation of which Mr. Brinkley is co-trustee.

 (7) Does not include 53,332 shares owned by Mr. Bacigalupo's wife, as to which Mr. Bacigalupo disclaims beneficial ownership.

 (8) Includes 47,163 shares subject to a debenture convertible within 60 days from May 18, 1999.

 (9) Includes 8,518 shares held by Mr. Livingston as a trustee of trusts for the benefit of his children.

(10)  Includes 2,400 shares owned by Mr. Koerner's children.

(11)  Includes 1,800 shares held by a trust of which Mr. Schipke is a trustee.

                            EXECUTIVE COMPENSATION

  The following table provides certain information concerning compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for the past three fiscal years.

                          Summary Compensation Table

                                 Annual Compensation          Long-Term Compensation
                        ------------------------------------- ------------------------
                                                              Restricted
Name and Principal                               Other Annual    Stock       Options      All Other
Position                Year  Salary   Bonus(1)  Compensation  Awards(2)   Granted(#)  Compensation(3)
------------------      ---- -------- ---------- ------------ ------------ ----------- ---------------
Raymond A. Mason....... 1999 $295,833 $4,759,000    $1,651    $  2,220,000     60,000     $ 45,087
 Chairman of the Board, 1998  249,163  3,670,000     1,679              --    266,666       48,172
  President             1997  240,000  2,680,000     1,700              --     53,332       43,740
 and Chief Executive
  Officer

James W. Brinkley...... 1999 $247,913 $2,300,000    $1,684              --     25,000     $ 98,492
 Senior Executive Vice  1998  223,750  1,650,000     1,709              --     18,000       59,607
  President             1997  210,000  1,100,000     1,716              --     18,666       38,868

Richard J. Himelfarb... 1999 $229,170 $1,400,000    $1,704              --     20,000     $ 15,704
 Senior Executive Vice  1998  219,163  1,450,000     1,733              --     20,000       14,425
  President             1997  210,000  1,100,000     1,733              --     16,000       11,413

Edward A. Taber III.... 1999 $229,170 $1,350,000        --              --     18,000     $  8,800
 Senior Executive Vice  1998  219,163  1,300,000        --              --      4,000        7,250
  President             1997  210,000  1,000,000        --              --      8,000        6,750

Robert A. Frank(4)..... 1999 $220,000 $1,330,004        --              --     22,000     $208,088
 Executive Vice         1998  200,000  1,350,004        --              --     66,650      215,900
  President             1997  116,667    759,233        --              --     66,666           --

--------

(1) The Company sets aside in each fiscal year an executive bonus pool in an amount up to 10% of the Company's pre-tax income for the fiscal year (before deducting such bonuses). The selection of the participants in the pool, the total amount received for bonuses, and the allocation of incentive bonuses among the executive officers identified in this table, is determined by the Compensation Committee as described in the Compensation Committee Report on Executive Compensation.

(2) Awards have been valued for this table using the closing price of Legg Mason common stock on the New York Stock Exchange on the grant date of the award. As of March 31, 1999, the number and value of shares of restricted stock held by Mr. Mason was 80,000 shares and $2,695,000. The 80,000 shares of restricted stock granted to Mr. Mason vest in 25% annual increments commencing December 8, 1999. Mr. Mason receives the dividends paid on this restricted stock.

(3) Includes for fiscal 1999 for each individual $8,800 contributed by the Company under the Company's Profit Sharing Plan; includes for fiscal 1999 for Messrs. Mason, Brinkley and Himelfarb, respectively, $36,287, $89,692, and $6,904 of commissions earned from securities brokerage activities, and includes for fiscal 1999 for Mr. Frank $161,838 representing forgiveness of one quarter of the principal and the accrued interest on a loan from the Company and $37,450 of interest paid to him on an Executive Convertible Subordinated Debenture purchased from the Company.

(4) Mr. Frank joined the Company in August 1996 as Executive Vice President. Accordingly, compensation information for fiscal 1997 commences from the date of his employment.

                                 STOCK OPTIONS

The following table summarizes option grants made during the fiscal year ended March 31, 1999 to the executive officers named in the Summary Compensation Table.

                         Option Grants in Fiscal 1999

                              Individual Grants(1)
                         ------------------------------
                                    % of Total
                         Number of   Options
                         Securities Granted to
                         Underlying Employees  Exercise
                          Options   In Fiscal   Price    Expiration   Grant Date
          Name            Granted      Year    ($/Share)    Date    Present Value(2)
          ----           ---------- ---------- --------  ---------- ---------------
Raymond A. Mason........   60,000      2.19%    $30.74   7/22/2006     $618,666
James W. Brinkley.......   25,000      0.91      30.74   7/22/2006      257,778
Richard J. Himelfarb....   20,000      0.73      30.74   7/22/2006      206,222
Edward A. Taber III.....   18,000      0.66      30.74   7/22/2006      185,600
Robert A. Frank.........   22,000      0.80      30.74   7/22/2006      226,844

--------

(1) Option grants made pursuant to the Legg Mason, Inc. 1996 Equity Incentive Plan. The exercise price of each option granted under the Plan is not less than the fair market value of the Common Stock on the grant date. Options are not exercisable during the first year after the date of grant, and thereafter generally vest in cumulative installments of 20% on each anniversary of the date of grant, such that the options are fully exercisable on and after 5 years from the date of grant until the eighth year following that date, subject in all cases to accelerated vesting if there is an unapproved change of control. The vesting schedules for certain of the executive officers are as follows: Mr. Taber 3,600 shares at 7/23/99; 1,388 shares at 7/23/00; 3,253 shares at 7/23/03; 3,253 shares at 7/23/04; 3,253 shares at 7/23/05 and 3,253 shares at 1/23/06;
     Mr. Frank 4,400 shares at 7/23/99; 4,400 shares at 7/23/00; 188 shares at 7/23/01; 3,253 shares at 7/23/03; 3,253 shares at 7/23/04; 3,253 shares at 7/23/05 and 3,253 shares at 1/23/06. Option holders may use previously owned shares to pay all or part of the exercise price.

(2) The stock options were valued using the Black-Scholes Option Pricing Model. The following assumptions were made for purposes of calculating the Grant Date Present Value: an expected option term of 7.33 years to exercise; a dividend yield of 1.34%; stock price volatility of .2304, based upon the daily Common Stock market price for the 7.33 years prior to the grant date; and risk-free interest rate of 5.58%. The actual value realized, if any, on stock option exercises will be dependent on overall market conditions and the future performance of the Company and its Common Stock. There is no assurance the actual value realized will approximate the amount calculated under the valuation model.

  The following table summarizes option exercises during the fiscal year ended March 31, 1999 by the executive officers named in the Summary Compensation Table and the value of their unexercised options at March 31, 1999.

                 Aggregate Option Exercises During Fiscal 1999
                  and Value of Options Held at March 31, 1999

                                                                             Value of Unexercised
                                                   Number of Securities          In-the-Money
                          Number of               Underlying Unexercised     Options at March 31,
                           Shares                Options at March 31, 1999          1999(1)
                         Acquired on    Value    ------------------------- -------------------------
          Name            Exercise   Realized(1) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Raymond A. Mason........   42,900     $946,428     162,933      386,155    $4,332,143   $6,156,068
James W. Brinkley.......   25,000      692,125     108,337       65,989     3,001,016      920,797
Richard J. Himelfarb....   24,998      642,037      73,056       56,940     1,922,723      809,710
Edward A. Taber III.....   16,000      325,520     103,593       72,735     2,631,351    1,425,382
Robert A. Frank.........      --           --       46,664      108,652       944,490    1,539,710

--------
(1) Value realized and value of unexercised options are calculated by determining the difference between the fair market value of the shares underlying the options and the exercise price of the options at exercise or March 31, 1999, respectively.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Legg Mason's executive compensation program is designed to attract, motivate and retain the management talent needed to strengthen the Company's position in the financial services industry and to achieve its business objectives.

  Salaries of senior executive officers are set at levels which the Compensation Committee (the "Committee") of the Board of Directors (which committee consists entirely of non-employee directors) believes are competitive with salaries of executives in similar positions at comparable financial services companies. In addition, substantial emphasis is placed on incentive compensation directly related to short- and long-term corporate performance through annual cash bonuses and stock option grants.

  As is common in the financial services industry, a significant portion of total compensation of the Company's executive officers is paid in the form of annual bonuses. For example, in fiscal 1999, approximately 94% of the annual cash compensation of Raymond A. Mason, the Company's Chief Executive Officer ("CEO"), was paid as an annual bonus. This is intended to maximize the portion of an individual's compensation that is subject to fluctuation each year based upon corporate and individual performance.

  The compensation program is structured to recognize each executive's level of responsibility and to reward exceptional individual and corporate performance. The program takes into account both annual operating results and the desirability of providing incentives for future improvement. This includes the ability to implement the Company's business plans as well as to react to unanticipated external factors which can have a significant impact on corporate performance. Compensation decisions for all executives, including the CEO, are based on the same criteria.

  In carrying out its responsibilities, the Committee has from time to time availed itself of independent consulting advice in connection with its consideration of executive compensation plans. The Committee also has available to it surveys of financial services industry compensation, which include the companies comprising the peer group referenced in the Stock Performance Graph following this report.

  There are three major components of the Company's executive compensation program: base salary, short-term awards, and long-term incentive awards.

Base Salary

  A competitive base salary is important in fostering a career orientation among executives consistent with the long-term nature of the Company's business objectives. The Committee determines the salary of the CEO and the Company's other senior executive officers based on its consideration of the CEO's recommendations.

  Salaries and salary adjustments are based on the responsibilities, performance and experience of each executive, regular reviews of competitive positioning (comparing the Company's salary structure with that of similar companies) and business performance. While there is no specific weighting of these factors, the responsibilities, performance and experience of each executive and reviews of competitive positioning are the most important considerations.

  Raymond A. Mason, the Company's CEO, has more than 35 years of service with the Company. The Committee established his fiscal 1999 salary based upon competitive positioning and the

Company's overall compensation approach, as noted above, of limiting base salary levels and emphasizing incentive compensation.

Short-Term Awards

  Short-term cash awards to executives are based on the Company's fiscal year operating results and recognize contributions to the business during the fiscal year.

  The Company's Executive Incentive Compensation Plan provides for an executive bonus pool in an amount up to 10% of the Company's pre-tax income (calculated before deduction of the bonuses) for annual cash awards to the CEO and other key executive officers selected by the Committee. For fiscal 1999, the Committee selected the CEO and the four other executives named in the Summary Compensation Table to be eligible for bonus awards pursuant to the Plan, and during the first quarter of the fiscal year established maximum percentage allocations of the total pool for each of these individuals. Mr. Mason's maximum percentage allocation was established at 38%. The pre-established maximum percentage allocation and the specific bonus the CEO and each of the other selected executives receives within the amount determined pursuant to the pre-established percentage allocation is dependent on the executive's level of responsibility and individual performance. Levels of responsibility are evaluated annually by the Committee without regard to any specific formula. Assessments of individual performance are made annually by the Committee after receiving the evaluations and recommendations of the CEO. Such assessments are based on a number of factors, including individual and corporate performance, initiative, business judgment and management skills.

  Total bonuses to the CEO and the four other named executive officers under the Company's Executive Incentive Compensation Plan with respect to fiscal 1999 aggregated approximately 7.0% of pre-tax income (before deduction of the cash bonuses), with 42.7% of such total bonuses being awarded to Mr. Mason. The portion of the total bonus pool awarded to Mr. Mason for fiscal 1999 reflects his significant personal contributions to the business and his leadership in building the Company's revenues, earnings and capital position. The award was based on the Committee's general evaluation of Mr. Mason's overall contribution as CEO to the Company's performance levels. The Committee believes that Mr. Mason's cash compensation (salary and cash bonus) was appropriate in relation to compensation of CEOs of comparable companies, including the companies comprising the peer group reflected in the Stock Performance Graph, taking into account the size and business results of Legg Mason and those companies.

  Section 162(m) of the Internal Revenue Code, enacted in 1993, limits deductions for certain annual compensation in excess of $1,000,000 paid to individuals required to be named in the summary compensation table in proxy statements of public companies. The Committee believes that this limitation did not result in the loss of any significant portion of the potential tax deduction to the Company for its fiscal year ended March 31, 1999. However, the Committee believes it is important to balance the effectiveness of executive compensation plans with the materiality of potentially reduced tax deductions. Accordingly, the Committee may authorize payments that may not be fully deductible if the Committee believes it is in the interest of the Company to do so.

Long-Term Incentive Awards

  Long-term incentive awards, made during fiscal 1999 pursuant to the stockholder-approved Legg Mason, Inc. 1996 Equity Incentive Plan, are designed to reinforce the importance of building long-term value for the Company's stockholders.

  Except for an award of restricted stock and a sale of stock to Mr. Mason, as described below, stock options were the only long-term incentives granted to executive officers in fiscal 1999. The Committee believes that the regular annual grant of stock options focuses management's attention on long-term growth in stockholder value and stock price appreciation. Generally, options have a term of up to 10 years, are granted at the fair market value of Legg Mason Common Stock on the date of grant, and an initial portion of the options becomes exercisable one year from date of grant, with the balance becoming exercisable in increments over the ensuing four years. Recipients must remain in the Company's employ to exercise their options.

  The number of options that the Committee grants to executive officers is based on individual performance (determined as described under "Short-Term Awards") and level of responsibility, and is determined by the Committee after considering the recommendations of the CEO. Award levels must be sufficient in size so that executives develop strong incentives to achieve long-term corporate goals. In fiscal 1999, the Committee granted a 60,000 share stock option to Mr. Mason. In addition, the Committee approved an award to Mr. Mason of 80,000 shares of restricted stock as well as the sale of 120,000 shares to him together with a full recourse loan to effect the purchase. The Committee believes that the stock option grant and additional stock grant and sale were appropriate in order to recognize Mr. Mason's significant contribution to the Company's strategic growth and to increase his equity in the Company.

                                          COMPENSATION COMMITTEE
                                             John E. Koerner, III, Chairman
                                             Margaret DeB. Tutwiler
                                             James E. Ukrop

                            STOCK PERFORMANCE GRAPH

  The graph below compares the cumulative total stockholder return on Legg Mason's Common Stock for the last five fiscal years with the cumulative total return of the S&P 500 Stock Index and the Regional Sub-Index of the Financial Service Analytics Brokerage Stock Price Index ("FSA Regional") over the same period (assuming the investment of $100 in each on March 31, 1994, and the reinvestment of all dividends). The FSA Regional consists of 12 publicly held regional securities firms.

                     [STOCK PERFORMANCE GRAPHIC OMITTED]


                          Fiscal Year Ended March 31,

                    1994      1995     1996    1997    1998    1999
Legg Mason         $ 100     $ 118    $ 147   $ 217   $ 410   $ 470
S&P Stock Index      100       116      153     183     271     320
FSA Regional         100       107      144     204     410     347

                             CERTAIN TRANSACTIONS

  During fiscal 1999, the Company paid approximately $444,000 to the law firm of Ballard Spahr Andrews & Ingersoll for legal services and related expenses. The daughter of Charles A. Bacigalupo, a Senior Vice President, the Secretary and a director of the Company, is a partner of that law firm.

  During fiscal 1999, the Company engaged RTKL Associates, Inc. ("RTKL") to perform architectural and engineering services for the building in which the Company's headquarters is located. Approximately $94,000 was paid by the Company for such services during the fiscal year ended March 31, 1999. Harold
L. Adams, a director of the Company, is the President and Chairman of RTKL.

  On December 8, 1998, the Company loaned to Raymond A. Mason, the Company's Chairman of the Board, President and Chief Executive Officer, $3,378,750 to finance the purchase of 120,000 shares of the Company's Common Stock from the Company. The loan is full recourse, is secured by a pledge of the shares, and accrues interest at a rate of 4.47% per annum, compounded semi-annually. The principal amount is due in full at maturity on June 8, 2006 and interest payments are due on June 8 of each year. As of May 31, 1999, the amount of indebtedness outstanding under this loan was $3,378,750, plus accrued interest.

  In the ordinary course of its business, the Company has extended credit to certain of its directors and executive officers in connection with their purchase of securities in margin accounts. Such extension of credit has not resulted in any losses to the Company and has been made on the same terms as loans to unaffiliated customers.

               PROPOSED AMENDMENT OF 1996 EQUITY INCENTIVE PLAN

  On April 18, 1996, the Compensation Committee adopted and the Board of Directors (the "Board") approved the Legg Mason, Inc. 1996 Equity Incentive Plan (the "Plan"). The Plan was approved by stockholders in 1996. The purpose of the Plan is to provide key employees of the Company and its subsidiaries various stock ownership and performance incentives toward achievement of continued growth, profitability, and success of the Company. The Plan, as originally adopted, covered a total of 8,000,000 shares (as adjusted for subsequent four-for-three and two-for-one stock splits). The number of shares presently available for issuance under the Plan is 2,940,202. If the amendment to the Plan is approved by stockholders, the number of shares covered by the Plan will increase to 13,000,000 and the number of shares available for issuance under the Plan will increase to 7,940,202, in each case subject to certain adjustments.

  The Compensation Committee and the Board believe the Plan continues to be desirable for purposes of providing key employees of the Company and its subsidiaries various stock ownership and performance incentives. In April 1999, to accommodate future grants based on historical usage of shares under the Plan and to ensure the availability of sufficient shares to meet possible needs arising from future significant hirings and possible acquisitions, the Compensation Committee adopted and the Board approved, subject to stockholder approval at this Annual Meeting, an amendment to the Plan increasing the number of shares covered by the Plan by 5,000,000. The provisions of the Plan require that any amendment increasing the number of shares be approved by the stockholders, and such amendment is being presented for approval at this Annual Meeting.

  The benefits to be awarded to executive officers of the Company under the Plan in the future are not presently determinable. The closing price of the Company's Common Stock on the New York Stock Exchange for June 10, 1999, was $31.81 per share.

Description of the Plan

  General. Subject to adjustment in certain circumstances as discussed below, the Plan originally authorized up to 8,000,000 shares of Common Stock (as adjusted for subsequent stock splits) for issuance pursuant to the terms of the Plan. The amendment to the Plan, if approved by stockholders, will increase the number of shares of common stock covered by the Plan to 13,000,000, subject to adjustment in certain circumstances as described below. If and to the extent awards under the Plan expire or are terminated for any reason without being exercised, or the shares of Common Stock subject to an award are forfeited, or the shares are exchanged in the Committee's discretion for awards not involving Common Stock, or the shares are used by the Participant for the payment of the purchase price of shares upon exercise of a stock option, the shares of Common Stock subject to such grants again will be available for awards under the Plan.

  Administration of the Plan. The Plan is administered and interpreted by the Compensation Committee of the Board (the "Committee"). The Committee has the sole authority to determine (i) persons to whom awards may be granted under the Plan, (ii) the type, size and other terms and conditions of each award,
(iii) the time when the awards will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and (iv) any other matters arising under the Plan. Except as provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Plan authorizes the Committee to delegate its authority and duties under the Plan in certain circumstances to the Chief Executive Officer and other senior officers of the Company.

  The Committee, in its sole discretion, has full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable.

  Types of Awards. The Plan provides for the grant of any or all of the following types of awards ("Awards"): (1) stock options, including incentive stock options; (2) stock appreciation rights ("SARs"), in tandem with stock options or freestanding; (3) Common Stock of the Company, including restricted Common Stock, or Common Stock derivatives; (4) Common Stock units; (5) performance units; (6) performance shares; and (7) any other Awards established by the Committee which are consistent with the Plan's purpose. Such Awards may be granted individually, in combination, or in tandem as determined by the Committee.

  Eligibility for Participation. Awards may be made to any key employee (including officers and directors) of the Company or any of its subsidiaries as designated by the Committee ("Participants"). The selection of Participants from among key employees is within the discretion of the Committee. During the fiscal year ended March 31, 1999, 436 employees received Awards under the Plan. Subject to adjustment as described below, during any calendar year, no Participant may receive Awards for more than 666,666 shares of Common Stock issued or available for issuance under the Plan.

  Stock Options. Stock Options granted under the Plan may consist of (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Code and (ii) so-called "nonqualified stock options" that are not intended to so qualify ("NQSOs"). All Stock Options are subject to the terms and conditions set forth in the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the Participant (the "Award Notice"). The Committee must approve the form and provisions of each Award Notice.

  The Committee fixes the option price per share at the date of grant. The option price of any ISO granted under the Plan will not be less than the fair market value of the underlying shares of Common Stock on the date of grant, and the option price of an ISO granted to an employee who owns more than 10% of the Common Stock will not be less than 110% of the fair market value of the underlying shares of Common Stock on the date of grant. The option price of a nonqualified stock option may be greater than, equal to or less than the fair market value of the underlying shares of Common Stock on the date of grant, provided that such price shall not be less than 50 percent of the fair market value of the Common Stock on the date of grant.

  The Committee shall determine the term of each option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the Common Stock may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a Participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

  The exercisability of stock options will be as determined by the Committee, in its sole discretion, and specified in the Award Notice. The Committee, in its sole discretion, may accelerate the exercisability of any stock option. A Participant, or, in the discretion of the Committee, a properly authorized broker-dealer on behalf of a Participant, may exercise a stock option by delivering notice of exercise to the Committee with accompanying payment of the option price. Under the Plan, a Participant may pay the option price (i) in cash, or by check, bank draft or money order, (ii) by delivering shares of Common Stock or restricted Common Stock as to which restrictions have lapsed owned by the Participant and having a fair market value on the date of exercise equal to the option price, or (iii) by any combination of the foregoing. The Participant must pay, at the time of exercise, the option price and the amount of any federal, state or local withholding tax due in connection with such stock option exercise. Subject to the prior approval of the Committee, Participants may make an election to satisfy the Company's income tax withholding obligation by having shares withheld up to an amount that does not exceed the participant's maximum marginal tax rate for federal, state and local tax liabilities.

  Stock Appreciation Rights. The Committee may grant SARs alone ("Freestanding SARs") or in tandem with any stock option ("Tandem SARs"). An SAR entitles the Participant, upon exercise, to receive the amount by which the fair market value of Common Stock on the date of exercise exceeds the fair market value of such stock on the date of grant.

  A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. A Tandem SAR shall be exercisable to the extent its related stock option is exercisable and the exercise price of such SAR shall be the same as the option price under its related stock option. Upon the exercise of a stock option as to some or all of the shares covered by the Award, the related Tandem SAR shall be canceled automatically to the extent of the number of shares covered by the stock option exercise.

  The Committee will, with regard to a Freestanding SAR, determine the number of shares subject to the SAR, the manner and time of the SAR's exercise, and the exercise price of the SAR. However, the exercise price of a Freestanding SAR will in no event be less than 50% of the fair market value of the Common Stock on the date of the grant of the Freestanding SAR.

  Stock Awards. The Committee may grant Awards in the form of shares of Common Stock, restricted shares of Common Stock or Common Stock derivatives ("Stock Awards"). Stock Awards may be granted purely as a bonus, subject to certain performance goals that meet the requirements of Section 162(m) of the Code, or may be granted for consideration, subject to such conditions and restrictions, if any, as the Committee may determine in its sole discretion.

  Performance Shares. The Committee may grant performance shares, which shall be either shares of Common Stock of the Company or units which are expressed in terms of Common Stock of the Company. Such awards will be contingent upon the attainment over a period to be determined by the Committee (the "Performance Period") of certain performance objectives. The performance objectives to be achieved during a Performance Period and the measure of whether and to what degree such objectives have been attained will also be determined by the Committee.

  Performance Units. The Committee may grant performance units, which are units valued by reference to criteria chosen by the Committee other than the Company's Common Stock. Performance units are similar to performance shares in that they are contingently awarded based on the attainment over a Performance Period of certain performance objectives. The length of the Performance Period, the performance objectives to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been achieved, will be determined by the Committee.

  Awards subject to Section 162(m). The Omnibus Budget Reconciliation Act of 1993 added section 162(m) to the Code. Effective January 1, 1994, this provision generally disallows a public company's deductions for employee remuneration exceeding $1,000,000 per year for the CEO and any of the other four most highly compensated executive officers of the Company, but contains an exception for qualified "performance-based compensation." Compensation is performance-based if it is payable solely on account of the achievement of one or more objective business criteria.

  Section 162(m) of the Code requires that a compensation committee consisting of two or more "outside directors" establish performance standards that must be met before such remuneration may be awarded. The committee also must certify that the performance standards have actually been met before payment of the remuneration. Finally, the law also requires that the performance standards be disclosed to and approved by the shareholders.

  The maximum annual amount that may be paid to, or the amount of any loan that may be forgiven on behalf of, a Section 162(m) participant for the 2000 fiscal year shall not exceed $2,662,000, and for each subsequent fiscal year shall not exceed 110% of such maximum amount for the preceding fiscal year. In determining this maximum amount, the value of any stock options granted to a
Section 162(m) participant shall not be included.

  Other Terms of Awards. Awards may be paid in cash, Common Stock, Common Stock derivatives, a combination of the foregoing, or any other form of property, as the Committee shall determine. In addition, the Plan provides that the Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan or to be used to exercise a stock option or to pay any consideration required in connection with a Stock Award, which loan may be secured by any security, including Common Stock or Common Stock Derivatives, underlying or related to such Award (provided that such loan shall not exceed the fair market value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loans or at any time thereafter, including the attainment of performance goals that meet the requirement of Section 162(m) of the Code. If an Award is granted in the form of a Stock Award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may include as part of such award an entitlement to receive dividends or dividend equivalents. At the discretion of the Committee, payment of a Stock Award, performance share, performance unit, dividend, or dividend equivalent may be deferred by a Participant.

  The Plan provides for the forfeiture of Awards in the event of termination of employment for a reason other than death, disability, retirement, or any other approved reason. The Plan authorizes the Committee to promulgate administrative guidelines for the purpose of determining what treatment will be afforded a Participant under the Plan in the event of his death, disability, retirement, or termination for any other approved reason; provided that, to the extent that an ISO is not treated as an NQSO, an ISO may not be exercised more than 90 days following the Participant's termination of employment for any reason other than disability, and in the case of termination of employment because of a disability, the ISO may not be exercised more than one year following such termination.

  Upon grant of any Award, the Committee may, by way of an award notice or otherwise, establish such terms, conditions, restrictions and/or limitations governing the grant of such an Award as are not inconsistent with the Plan.

  Restrictions on Transferability of Grants. No Grants under the Plan may be transferred, except by will or the laws of descent and distribution; provided, however, that if permitted by the Committee and subject to such terms and conditions as the Committee shall specify, the Participant may transfer an Award to such Participant's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; provided, further, that the restrictions in this sentence shall not apply to the shares of Common Stock received in connection with an award after the date that the restrictions on transferability of such shares set forth in the applicable Award Notice have lapsed. During the lifetime of the Participant, a stock option, SAR, or similar type of award shall be exercisable only by him or by the family member or trust to whom such stock option, SAR, or other award has been transferred in accordance with the previous sentence.

  Amendment, Term and Termination of the Plan. The Company, through the Committee, may amend or terminate the Plan at any time; provided, however, that the Committee may not, without stockholder or Board approval, as necessary, adopt any amendment which would increase the maximum number of shares which may be issued under the Plan (except as provided in section 20 of the Plan), modify the Plan's eligibility requirements, or make any amendment that requires stockholder approval pursuant to Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, in each case as such provisions may be amended from time to time, without stockholder approval. The Plan became effective as of April 18, 1996, and will terminate on April 17, 2006, unless terminated earlier by the Board or extended by the Board with approval of the stockholders. No award may be made under the Plan after its termination, but awards made prior thereto may extend beyond the date of termination.

  Adjustment Provisions. If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of the Company, or through any other transaction referred to in section 424(a) of the Code, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate.

  Federal Income Tax Consequences. There are no federal income tax consequences to Participants or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of NQSOs, a Participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares of Common Stock acquired by exercise of an NQSO, a Participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares of Common Stock were held) in an amount equal to the difference between the amount realized upon the sale and the Participant's adjusted tax basis in the shares of Common Stock (the exercise price plus the amount of ordinary income recognized by the Participant at the time of exercise of the NQSO).

  A Participant who is granted an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. A Participant who disposes of the shares of Common Stock acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option price (or the Participant's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a Participant disposes of the shares of Common Stock acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the Participant held his or her shares of Common Stock prior to the disposition.

  Local and state tax authorities may also tax incentive compensation awarded under the Plan.

  Tax Withholding. The Company has the right to require the Participant to pay the Company the amount of any taxes which the Company is required to withhold in respect of any Award or to take whatever action the Company deems necessary to satisfy any federal, state and local income and employment withholding tax obligations arising under the Plan. The Company's obligation to issue shares of Common Stock upon the exercise of a stock option or any other Award is conditioned upon the grantee's compliance with such withholding requirements to the satisfaction of the Committee. The Company has the right to deduct from any cash payment under the Plan an amount sufficient to cover the Participant's federal, state and local withholding tax obligations associated with such grant payment.

                             INDEPENDENT AUDITORS

  The Board of Directors has selected PricewaterhouseCoopers LLP to be the independent auditors of the Company for the fiscal year ending March 31, 2000. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  Any stockholder proposal intended for inclusion in the proxy material for the 2000 Annual Meeting must be received in writing by the Company on or before February 16, 2000. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission. The persons named as proxies for the 2000 Annual Meeting will generally have discretionary authority to vote on any matter presented by a stockholder for action at the meeting. In the event the Company receives notice of any stockholder proposal by May 3, 2000, then, so long as the Company includes in its proxy statement advice on the nature of the matter and how the named proxies intend to vote the shares for which they have received discretionary authority, such proxies may exercise discretionary authority with respect to such matter, except to the extent limited by the Securities and Exchange Commission's rules governing stockholder proposals.

                       COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, the Company's executive officers and directors are required to file with the Securities and Exchange Commission and the New York Stock Exchange reports of their ownership of Common Stock. Based solely on a review of copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended March 31, 1999 its executive officers and directors complied with the Section 16(a) requirements except that a report covering two gifts of an aggregate of 9,675 shares by W. Curtis Livingston was filed late.

                                 OTHER MATTERS

  The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy will act thereon according to their best judgment.

                                          By order of the Board of Directors

                                          /s/ Charles A. Bacigalupo

                                          CHARLES A. BACIGALUPO
                                          Secretary

                               LEGG MASON, INC.
            Proxy for Annual Meeting of Stockholders, July 27, 1999

    The undersigned hereby appoints Raymond A. Mason, Charles A. Bacigalupo and Timothy C. Scheve, and each of them, as proxy, with full power of substitution, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Legg Mason, Inc., on July 27, 1999, at 10:00 a.m., and at any adjournment thereof.

     The Board of Directors recommends a vote FOR each of the items below.


1. FOR [_] WITHHOLD [_] The election of all Nominees for the Board of Directors listed (except as marked to the contrary):

   Nominees for the term expiring at the 2002 annual meeting

   Raymond A. Mason           James W. Brinkley       Nicholas J. St. George
   Richard J. Himelfarb       Roger W. Schipke        Edward I. O'Brien

(To withhold authority to vote for any individual nominee strike a line through the nominee's name)

2. FOR [_] AGAINST [_] ABSTAIN [_] Amendment of the Legg Mason, Inc. 1996
                                   Equity Incentive Plan.

3. To act upon any other matter which may properly come before the meeting or any adjournment thereof.

   This proxy will be voted on each of the foregoing items as specified by the person signing it, but if no specification is made the proxy will be voted
FOR the election of Directors and FOR the other proposal.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                    IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

    Receipt of notice of the meeting, proxy statement and 1999 annual report is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or adjournments thereof.

Dated__________________1999                    ____________________________
                                                         (SEAL)



                                               ____________________________
                                                         (SEAL)


    Please date and then sign exactly as name appears to the left. If signing for a trust, estate, corporation or other legal entity, capacity or title should be stated. If shares are jointly owned, both owners should sign.

 PLEASE DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                      APPENDIX A



                                LEGG MASON, INC.
                           1996 EQUITY INCENTIVE PLAN



     1.   Purpose

          The purpose of the Plan is to provide motivation to Key Employees of the Company and its Subsidiaries to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries by providing incentives to such Key Employees through the ownership and performance of the Common Stock or Common Stock derivatives of the Company. Toward this objective, the Committee may grant stock options, stock appreciation rights, Stock Awards, performance units, performance shares, and/or other incentive awards to Key Employees of the Company and its Subsidiaries on the terms and subject to the conditions set forth in the Plan.

     2.   Definitions

     2.1 "Award" means any form of stock option, stock appreciation right, Stock Award, performance unit, performance shares or other incentive award granted under the Plan, whether individually, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

     2.2 "Award Notice" means a written notice from the Company to a Participant that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

     2.3  "Board" means the Board of Directors of the Company.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.5 "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under paragraph 3 hereof. So long as required by law, the Committee shall consist of not less than two members, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code and related Treasury regulations. The Committee shall from time to time designate the Key Employees who shall be eligible for Awards pursuant to this Plan.

     2.6 "Common Stock" means common stock, par value $.10 per share, of the Company.

     2.7   "Company" means Legg Mason, Inc.

     2.8   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.9 "Key Employee" means officers of the Company or a Subsidiary and any other employee of the Company or a Subsidiary so designated by the Committee.

     2.10 "Participant" means any individual to whom an Award has been granted by the Committee under this Plan.

     2.11  "Plan" means the Legg Mason, Inc. 1996 Equity Incentive Plan.

     2.12 "Stock Award" means an award granted pursuant to paragraph 10 hereof in the form of shares of Common Stock, Common Stock derivatives, restricted shares of Common Stock, and/or Units of Common Stock.

     2.13 "Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50 percent or more.

     2.14 "Unit" means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: Units of Common Stock, performance units, and performance shares which are expressed in terms of Units of Common Stock.

     3.    Administration

           The Plan shall be administered by the Committee. The Committee shall have the authority to (a) interpret the Plan and make factual determinations;
(b) establish or amend such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (c) select Key Employees to receive Awards under the Plan; (d) determine the form of an Award, whether a stock option, stock appreciation right, Stock Award, performance unit, performance share, or other incentive award established by the Committee in accordance with clause (h) below, the number of shares or Units subject to the Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Notice, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee; (e) determine whether Awards will be granted individually, in combination or in tandem; (f) grant waivers of Plan terms, conditions, restrictions, and limitations; (g) accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; (h) establish such other types of Awards, besides those specifically enumerated in paragraph 2.1 hereof, which the Committee determines are consistent with the Plan's purpose; and (i) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall also have the authority to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company or a Subsidiary. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. All actions required of the Committee under the Plan shall be made in the Committee's sole discretion, not in a fiduciary capacity and need not be uniformly applied to other persons, including similarly situated persons. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or subject to such limitations as the Committee may establish; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or to whom Section 162(m) of the Code applies.

     4.    Eligibility

           Any Key Employee is eligible to become a Participant of the Plan.

     5.    Shares Available

           The maximum number of shares of Common Stock, $0.10 par value per share, of the Company which shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 3,000,000. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Common Stock that shall be granted under the Plan to any one individual during any calendar year shall be 250,000. (Such amount shall be subject to adjustment as provided in paragraph 20.) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, are settled in cash in lieu of Common Stock, or are exchanged in the Committee's discretion for Awards not involving Common Stock, shall be available again for grant under the Plan. Further, any shares of Common Stock which are used by a Participant for the full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a stock option, or for any withholding taxes due as a result of such exercise, shall again be available for Awards under the Plan. Similarly, shares of Common Stock with respect to which a stock appreciation right ("SAR") has been exercised and paid in cash shall again be available for grant under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

     6.    Term

           The Plan shall become effective as of April 18, 1996, subject to its approval by the Company's shareholders at the 1996 Annual Meeting. No Awards shall be exercisable or payable before approval of the Plan has been obtained from the Company's shareholders. Awards shall not be granted pursuant to the Plan after April 17, 2006.

     7.    Participation

           The Committee shall select, from time to time, Participants from those Key Employees who, in the opinion of the Committee, can further the Plan's purposes. Once a Participant is so selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Notices the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

     8.    Stock Options

           (a) Grants. Awards may be granted in the form of stock options to purchase Common Stock or Common Stock derivatives. These stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.

           (b) Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a stock option shall be established by the Committee, but such price shall not be less than 50 percent of the fair market value of the Common Stock, as determined by the Committee, on the date of the stock option's grant.

           (c) Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Accordingly, to the extent that the aggregate fair market value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any of its Subsidiaries) exceeds $100,000 (or such other limit as may be required by the
Code), then such option as to the excess shall be treated as a nonqualified stock option. Further, the per share option price of an incentive stock option shall not be less than 100 percent of the fair market value of the Common Stock, as determined by the Committee, on the date of the grant. An incentive stock option shall not be granted to any Participant who is not an employee of the Company or any "subsidiary" (within the meaning of section 424(f) of the Code). An incentive stock option shall not be granted to any employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any "parent" or "subsidiary" of the Company (within the meaning of section 424(f) of the Code), unless the purchase price per share is not less than 110% of the fair market value of Common Stock on the date of grant and the option exercise period is not more than five years from the date of grant. Otherwise, each option shall expire not later than ten years from its date of grant.

           (d) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any stock option Award, provided they are not inconsistent with the Plan.

           (e) Exercise. Upon exercise, the option price of a stock option may be paid

(i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) in shares of Common Stock or shares of restricted Common Stock as to which restrictions have lapsed; (iii) a combination of the foregoing; or
(iv) such other consideration as the Committee may deem appropriate. Subject to the discretion of the Committee, any option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or the Company a fully- and duly-endorsed agreement evidencing such option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an incentive stock option, the disposition of such shares and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220 and any successor rules and regulations applicable to such exercise. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

           (f) Rule 16b-3 Restrictions. A Participant who is a director or officer subject to Section 16 of the Exchange Act shall be required to exercise stock options in accordance with the requirements of Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

     9.    Stock Appreciation Rights

           (a) Grants. Awards may be granted in the form of stock appreciation rights ("SARs"). An SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. SARs shall entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price to the market value on the date of exercise. In the case of SARs granted in tandem with stock options granted prior to the grant of such SARs, the appreciation in value is from the option price of such related stock option to the market value on the date of exercise. No SAR may be exercised for cash by an officer or director of the Company who is subject to
Section 16 of the Exchange Act, except in accordance with Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

           (b) Terms and Conditions of Tandem SARS. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the "exercise price" of such an SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than 50 percent of the fair market value of the Common Stock, as determined by the Committee, on the date of the Tandem SAR's grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be cancelled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be cancelled automatically to the extent of the number of shares covered by such exercise, and such shares shall again be eligible for grant in accordance with paragraph 5 hereof, except to the extent any shares of Common Stock are issued to settle the SAR.

           (c) Terms and Conditions of Freestanding SARS. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee and designated in the Award Notice. The exercise price of a Freestanding SAR shall also be determined by the Committee; provided, however, that such price shall not be less than 50 percent of the fair market value of the Common Stock, as determined by the Committee, on the date of the Freestanding SAR's grant.

           (d) Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms remains exercisable and, if exercised, would result in a payment to the holder of such SAR.

           (e) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

     10.   Stock Awards

           (a) Grants. Awards may be granted in the form of Stock Awards. Stock Awards may consist of grants of Common Stock or Common Stock derivatives, and may be granted either for consideration or for no consideration, as determined in the sole discretion of the Committee. Stock Awards shall be awarded in such numbers and at such time during the term of the Plan as the Committee shall determine.

           (b) Terms and Conditions of Awards. Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate, unless the Stock Award is subject to the provisions of paragraph 13.

           (c) Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under paragraph 10(b), the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.

           (d) Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

     11.   Performance Units

           (a) Grants. Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

           (b) Performance Criteria. Performance units shall be contingent on the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Subject to the requirements of paragraph 13, if applicable, performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

           (c) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of performance units, provided they are not inconsistent with the Plan.

     12.   Performance Shares

           (a) Grants. Awards may be granted in the form of performance shares. Performance shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units which are expressed in terms of Common Stock.

           (b) Performance Criteria. Performance shares shall be contingent upon the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Subject to the requirements of paragraph 13, if applicable, performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

           (c) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

     13.   Provisions Applicable to Section 162(m) Participants

           (a) Designation of Participants and Goals. Within 90 days after the start of each fiscal year (or by such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing: (i) designate the Participants for whom the grant of Stock Awards, performance units, or performance shares (and the entitlement to dividends or dividend equivalents with respect to such Awards, if any), or the forgiveness of any loan pursuant to paragraph 14, shall be subject to this paragraph 13; (ii) select the performance goal or goals applicable to the fiscal year or years included within any performance period; (iii) establish the number or amount of Stock Awards, performance units and performance shares which may be earned or the amount of any loan which may be forgiven, for such year or such years within a performance period by each such Participant; (iv) specify the relationship between performance goals and the amount or number of Stock Awards, performance units or performance shares to be earned by each such Participant, or the amount of the forgiveness of any loan made under paragraph 14, for such year or period and (v) the method for computing the amount or number of Stock Awards, performance units or performance shares payable, or the amount of any loan which may be forgiven, if the performance goals are attained.

           The Committee may specify that the amount or number of Stock Awards, performance units and performance shares (and the entitlement to dividends or dividend equivalents with respect to such Awards, if any) will be earned, or that the amount of any loan will be forgiven, if the applicable target is achieved for one goal or for any one of a number of goals for a fiscal year or years within a performance period. The Committee may also provide that the amount or number of Stock Awards, performance units and performance shares to be earned, or the amount of any loan forgiven, for a given fiscal year or years within a performance period will vary based upon different levels of achievement of the applicable performance targets.

           (b) Performance Criteria. For purposes of this paragraph 13, performance goals shall be limited to one or more of the following: (i) future economic value per share of Common Stock, (ii) earnings per shares, (iii) return on average common equity, (iv) pre-tax income, (v) pre-tax operating income,
(vi) net revenue, (vii) net income, (viii) profits before taxes, (ix) book value per share, (x) stock price and (xi) earnings available to common stockholders.

           (c) Annual Payment. Following the completion of each fiscal year or completion of a performance period, the Committee shall certify in writing whether the applicable performance goals have been achieved for such year or performance period and the amount or number of Stock Awards, performance shares or performance units, if any, payable to a Participant or the amount of any loan forgiven with respect to a Participant for such fiscal year or performance period. The amounts due to a Participant to whom this paragraph 13 applies will be paid following the end of the applicable fiscal year or performance period after such certification by the Committee. In determining the amount due to a Participant, or the amount of any loan forgiven on with respect to a Participant, to whom this paragraph applies for a given fiscal year or performance period, the Committee shall have the right to reduce (but not to increase) the amount payable or forgiven at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the year.

           (d) Restrictions. Anything in this paragraph 13 to the contrary notwithstanding, the maximum annual amount that may be paid to a Participant or the maximum amount of any loan that may be forgiven under the Plan for (i) the fiscal year in which the Plan is approved by the Stockholders of the Company shall equal no more than $2,000,000 and (ii) each subsequent fiscal year shall equal 110% of such maximum amount for the preceding fiscal year; provided that the maximum annual amount determined under this paragraph 13 shall be determined without regard to the value of any stock options granted to a Participant under the Plan.

           (e) Adjustment for Non-Recurring Items, Etc. Notwithstanding anything herein to the contrary, if the Company's financial performance is affected by any event that is of a non-recurring nature, the Committee in its sole discretion may make such adjustments in the financial criteria as it shall determine to be equitable and appropriate in order to make the calculations of Awards, as nearly as may be practicable, equivalent to the calculation that would have been made without regard to such event. In the event of a significant change of the business or assets of the Company under circumstances involving an acquisition or a merger, consolidation or similar transaction, the Committee shall, in good faith, recommend to the Board for approval such revisions to the financial criteria and the other terms and conditions used in calculating Awards for the then current Plan Year as it reasonably deems appropriate in light of any such change.

           (f) Repeal of Section 162(m). Without further action by the Board, the provisions of this paragraph 13 shall cease to apply on the effective date of the repeal of Section 162(m) of the Code (and any successor provision thereto).

     14.   Loans

           The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, the exercise of a stock option or the payment of consideration in connection with a Stock Award, which loan may be secured by any security, including Common Stock or Common Stock derivatives, underlying or related to such Award or payment (provided that such loan shall not exceed the fair market value of the security subject to such Award or so purchased), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loans or at any time thereafter, including the attainment of a performance goal or goals pursuant to paragraph 13.

     15.   Payment of Awards

           At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, Common Stock derivatives, a combination of any of the foregoing, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee.

     16.  Dividends and Dividend Equivalents

          If an Award is granted in the form of a Stock Award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award's payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with performance shares, be credited as additional performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

     17.   Deferral of Awards

           At the discretion of the Committee, payment of a Stock Award, performance share, performance unit, dividend, dividend equivalent, or any portion thereof may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant at least six months (and in the calendar year) prior to such time payment would otherwise be made, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code and its regulations. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. The Committee may also credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Common Stock.

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

     18.  Termination of Employment

          If a Participant's employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant's Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and
(ii) determine the treatment of a Participant under the Plan in the event of his death, disability, retirement, or termination for an approved reason. Notwithstanding the foregoing, and to the extent that an incentive stock option is not treated as a nonqualified stock option by the Committee or under the terms of the Plan, an incentive stock option may not be exercisable more than 90 days after the date the Participant terminates employment for any reason; provided, however, that if the Participant terminates employment because of a disability, the incentive stock option may not be exercised more than one year after the date of such termination.

     19.   Nonassignability

           Unless the Committee determines otherwise, no stock options, SARs, performance shares or other derivative securities (as defined in the rules and regulations promulgated under Section 16 of the Exchange Act) awarded under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except for transfers by will or the laws of descent and distribution; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Award to a Participant's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; provided, further, that the restrictions in this sentence shall not apply to the shares of Common Stock received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Notice have lapsed. During the lifetime of the Participant, an Option, SAR, or similar-type other award shall be exercisable only by him or by the family member or trust to whom such Option, SAR, or other Award has been transferred in accordance with the previous sentence.

     20.   Adjustment of Shares Available

           If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of the Company, or through any other transaction referred to in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In


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

the event of any other change in the capital structure or in the Common Stock of the Company, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate.

     21.   Withholding Taxes

           The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock, having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes; provided that if the Participant is a director or officer who is subject to Section 16 of the Exchange Act, the withholding of shares of Common Stock must be made in compliance with Rule 16b-3 under the Exchange Act.

     22.   Noncompetition Provision

           Unless the Award Notice specifies otherwise, a Participant shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company. In addition, the Committee may, in its discretion, condition the grant, exercise, payment or deferral of any Award, dividend, or dividend equivalent made under the Plan on a Participant's compliance with the terms of this paragraph 22 and any other terms specified by the Committee in the Award Notice, and cause such a Participant to forfeit any payment which is deferred or to grant to the Company the right to obtain equitable relief if the Participant fails to comply with the terms hereof.

     23.  Amendments to Awards

          Subject to the requirements of paragraph 13, the Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent.

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

     24.   Compliance with Law

           Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. With respect to persons subject to
Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3, as the Rule may be amended or replaced, under the Exchange Act.

     25.   No Right to Continued Employment or Grants

           Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Key Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant or to be granted an Award.

     26.   Amendment

           The Committee may suspend or terminate the Plan at any time. In addition, the Committee may, from time to time, amend the Plan in any manner, but may not without Board and shareholder approval adopt any amendment which would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of shares of Common Stock which may be issued under the Plan (except as specified in paragraph 19), or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided further that the Committee shall not amend the Plan without the approval of the Board or the shareholders if such approval is required by Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, in each case as such provisions may be amended from time to time.

     27.   Governing Law

           The Plan shall be governed by and construed in accordance with the laws of the State of Maryland except as superseded by applicable Federal Law.

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